Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 25, 2016 with respect to the consolidated financial statements, schedule, and internal control over financial reporting of Spōk Holdings, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement.
/s/ GRANT THORNTON LLP
McLean, VA
July 28, 2016